UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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APPLIED BIOSYSTEMS INC.

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FOR IMMEDIATE RELEASE

INVITROGEN AND APPLIED BIOSYSTEMS AMEND MERGER AGREEMENT TO ELIMINATE TAX OPINION CONDITION;
STOCKHOLDER MEETINGS TO BE MOVED TO OCTOBER 28, 2008

Carlsbad, Calif. & Foster City, Calif. – October 15, 2008 – Invitrogen Corporation (NASDAQ:IVGN) and Applied Biosystems Inc. (NYSE:ABI) today announced that they have amended their pending merger agreement to eliminate a condition to closing requiring that the parties receive certain opinions of their respective counsel as to the tax treatment of the transaction.

Under the prior terms of the merger agreement, completion of the merger was conditioned on the receipt of an opinion from each party's counsel to the effect that the merger will be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.  Given the unprecedented market conditions of the past few weeks, and the current trading price of Invitrogen's common stock, the parties determined that they currently might not be able to obtain the necessary opinions because of the relative value of the cash consideration to be received by Applied Biosystems stockholders as compared to the value of the stock consideration they will receive.  Applicable tax regulations generally limit the percentage of the consideration that can be paid in cash if the transaction is to qualify as a tax-free reorganization.

In order to allow shareholders of Invitrogen and Applied Biosystems more time to consider the merger agreement amendment, the parties have agreed to delay their previously scheduled special stockholder meetings in connection with the merger.  The special stockholder meetings for both Invitrogen and Applied Biosystems will now be held on October 28, 2008.  Applied Biosystems will convene its scheduled October 16, 2008 special meeting for the sole purpose of adjourning the meeting, and Invitrogen's scheduled October 16, 2008 special meeting will be postponed.

Although voting on the merger is still in process, stockholders have thus far overwhelmingly voted in favor of the merger.  Any proxies or votes already submitted by stockholders in connection with the special meetings will remain valid, therefore, there is no need to for any stockholders to vote again.  In addition, any elections to receive cash, stock or mixed consideration that have already been submitted by Applied Biosystems stockholders will remain valid and will be unaffected by the delay in holding the special meetings or the amendment of the merger agreement.

Invitrogen and Applied Biosystems will be mailing a supplement to the joint proxy statement/prospectus in connection with the merger that was previously sent to stockholders of record as of the close of business on the September 5, 2008 record date.  This supplement will provide detailed information regarding the amendment to the merger agreement and the tax implications of the merger.  Stockholders are encouraged to read the supplement in its entirety, as well as the joint proxy statement / prospectus.  The supplement will be filed with the Securities Exchange Commission and an electronic version will be available on each company’s website.

Stockholders who have not yet voted may do so until the special stockholder meetings, and all proxies will remain revocable until the applicable meeting has been concluded.  Applied Biosystems stockholders who have not made their cash, stock or mixed consideration elections may do so until the election deadline two business days prior to the closing of the merger.  All elections will remain revocable until the election deadline.

The parties do not expect the delay in holding the special meetings or the amendment of the merger agreement to delay the projected closing date of the merger, which is still expected to occur in November.  In addition to the approval of Applied Biosystems and Invitrogen stockholders, the merger is conditioned on, among other matters, receipt of antitrust clearance under the European Council Merger Regulation.

The special meeting of Invitrogen shareholders to consider the proposed acquisition of Applied Biosystems will now be held on October 28, 2008, at 9:30 a.m. Pacific Standard Time at Invitrogen’s headquarters, 5781Van Allen Way, Carlsbad, CA 92008.  Applied Biosystems' special meeting of shareholders will now be held on October 28, 2008, at 9:00 a.m. Eastern Daylight Time at the headquarters of Applied Biosystems, 301 Merritt 7, Norwalk, CT 06851.

Under the U.S. tax code, if the merger qualifies as a tax-free reorganization for tax purposes, gain realized by a U.S. holder of Applied Biosystems stock will only be taxable to the extent of the cash portion of the merger consideration. Loss, if any, will not be recognized at the time of the merger. If the merger does not qualify as a tax-free reorganization, then U.S. holders of Applied Biosystems stock will recognize gain (or loss) to the extent that the value of the cash and stock consideration they receive exceeds (or is less than) the tax basis of the Applied Biosystems shares they own. There should be no consequences for U.S. holders of Invitrogen common stock if the merger does not qualify as a tax-free reorganization.  Stockholders are encouraged to obtain the advice of their personal tax advisors to make their own determination on the tax consequences to them of the merger.

Invitrogen and Applied Biosystems have received opinions from their respective counsel that, regardless of whether the merger qualifies as a tax-free reorganization, the merger will not be taxable to either company.

About Invitrogen
Invitrogen Corporation (NASDAQ: IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition.  The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, stem cells, cell therapy and cell biology – placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, CA, and conducts business in more than 70 countries around the world.  The company employs approximately 4,700 scientists and other professionals and had revenues of approximately $1.3 billion in 2007.  For more information, visit www.Invitrogen.com.

About Applied Biosystems Inc.
Applied Biosystems Inc. (formerly known as Applera Corporation) is a global leader in the development and marketing of instrument-based systems, consumables, software, and services for academic research, the life science industry and commercial markets.  Driven by its employees' belief in the power of science to improve the human condition, the company commercializes innovative technology solutions for DNA, RNA, protein and small molecule analysis.  Customers across the disciplines of academic and clinical research, pharmaceutical research and manufacturing, forensic DNA analysis, and agricultural biotechnology use the company’s tools and services to accelerate scientific discovery, improve processes related to drug discovery and development, detect potentially pathogenic microorganisms, and identify individuals based on DNA sources. Applied Biosystems has a comprehensive service and field applications support team for a global installed base of high-performance genetic and protein analysis solutions. Applied Biosystems is headquartered in Norwalk, CT.  Information about Applied Biosystems, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.appliedbiosystems.com. All information in this news release is as of the date of the release, and Applied Biosystems does not undertake any duty to update this information unless required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, Invitrogen and Applied Biosystems have filed a joint proxy statement/prospectus as part of a registration statement on Form S-4 regarding the proposed transaction with the Securities and Exchange Commission, or SEC.  The definitive joint proxy statement/prospectus has been mailed to shareholders of both companies.  A supplement to the definitive joint proxy statement / prospectus will be filed with the SEC and mailed to stockholders of both companies.  Investors and security holders are urged to read the joint proxy statement/prospectus in its entirety, including the supplement thereto, because it contains important information about Invitrogen and Applied Biosystems and the proposed transaction.  Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus, including the supplement thereto, and other documents at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus, including the supplement thereto, and other relevant documents may also be obtained free of charge from Invitrogen by directing such requests to: Invitrogen Corporation, Attention: Investor Relations, 5791 Van Allen Way, Carlsbad, CA 92008, and from Applied Biosystems Inc. at: Applied Biosystems Inc., Attention: Investor Relations 850 Lincoln Center Drive, Foster City, CA 94404.

PARTICIPANTS IN THE SOLICITATION
Invitrogen and Applied Biosystems and their respective directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information concerning all of the participants in the solicitation is included in the joint proxy statement/prospectus relating to the proposed merger.  This document is available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and from: Invitrogen Investor Relations, telephone: 760-603-7200 or on Invitrogen’s website at http://www.invitrogen.com; or from Applied Biosystems Investor Relations, telephone: (650) 554-2449 or on the Applied Biosystems’ web site at http://www.appliedbiosystems.com.

Safe Harbor Statement
Certain statements contained in this press release are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen's and Applied Biosystems’ intent that such statements be protected by the safe harbor created thereby. Forward looking statements include but are not limited to statements regarding the timing of and satisfaction of conditions to the merger, whether any of the anticipated benefits of the merger will be realized, future revenues, future net income, future cash flows, financial forecasts, future competitive positioning and business synergies, future acquisition cost savings, future expectations that the merger will be accretive to GAAP and cash earnings per share, future market demand, future benefits to stockholders, future debt payments and future economic and industry conditions.  Potential risks and uncertainties include, but are not limited to potential difficulties that may be encountered in integrating the merged businesses; potential uncertainties regarding market acceptance of the combined company; uncertainties as to the timing of the merger; uncertainties regarding approval of the transaction by the stockholders of the companies and the satisfaction of other closing conditions to the transaction; Invitrogen’s and Applied Biosystems’ ability to protect their respective intellectual property rights; competitive responses to the merger; an economic downturn, including the deterioration in economic and market conditions currently being experienced; risks that revenues following the merger may be lower than expected; Invitrogen’s and Applied Biosystems’ ability to make accurate estimates and control costs; Invitrogen’s and Applied Biosystems’ and their respective partners’ ability to bid on, win, perform and renew contracts and projects; the need to develop new products and adapt to significant technological change; exposure to environmental liabilities and litigation; liabilities for pending and future litigation; the impact of changes in laws and regulations; industry competition; Invitrogen’s ability to obtain the financing required to complete the merger, and the terms of such financing; Invitrogen’s and Applied Biosystems’ ability to attract and retain key employees; employee, agent or partner misconduct; risks associated with changes in equity-based compensation requirements; Invitrogen’s and Applied Biosystems’ leveraged position and ability to service debt; risks associated with international operations; third-party software risks; terrorist and natural disaster risks; anti-takeover risks and other factors; and other risks and uncertainties detailed from time to time in Invitrogen's and Applied Biosystems’ SEC filings.

Contact Information:

Invitrogen contact: Investors: Amanda Clardy (760) 603-7200 ir@invitrogen.com	Applied Biosystems contact: Investors: Peter Dworkin (650) 554-2479 peter.dworkin@appliedbiosystems.com

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FORWARD LOOKING STATEMENTS

Some statements made by Applied Biosystems Inc. (formerly Applera Corporation, the “Company”) or Invitrogen Corporation (“Invitrogen”) contained in, or incorporated by reference in, this communication are forward-looking and are subject to a variety of risks and uncertainties. These forward-looking statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “intend,” and “anticipate,” among others. Such forward-looking statements include statements regarding our decision to enter into an agreement for a sale of the Company, the ability of the Company and Invitrogen to complete the transaction contemplated by the definitive agreement, including the parties’ ability to satisfy the conditions set forth in the definitive agreement, and the possibility of any termination of the definitive agreement. The forward-looking statements contained in this report are based on our current expectations, and those made at other times will be based on our expectations when the statements are made. We cannot guarantee that any forward-looking statements will be realized.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  To comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from anticipated results or other expectations expressed in forward-looking statements. We also note that achievement of anticipated results or expectations in forward-looking statements is subject to the possibility that assumptions underlying forward-looking statements will prove to be inaccurate. Investors should bear this in mind as they consider forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by the stockholders of the Company and Invitrogen, as well as of regulatory agencies, the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of the Company’s operations and those of Invitrogen will be greater than expected, the impact of competition and other risk factors included in the Company’s and Invitrogen’s reports filed with the SEC. The risks and uncertainties that may affect the operations, performance, development, and results of our business include, but are not limited to, those described under the heading “Risks Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, as updated by our subsequent Quarterly Reports on Form 10-Q.  We note that our business could be affected by other factors that we have not disclosed because we think they are immaterial.  Also, there may be additional risks and uncertainties that could affect our businesses but that are not currently known to us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger contemplated in the Agreement and Plan of Merger, dated as of June 11, 2008, as amended on September 9, 2008, by and among Invitrogen, Atom Acquisition, LLC and the Company, Invitrogen filed a definitive joint proxy statement/prospectus of the Company and Invitrogen with the Securities and Exchange Commission (the “SEC”) on September 11, 2008.  Copies of the definitive joint proxy statement/prospectus were mailed to stockholders of the Company and Invitrogen on September 12, 2008.  Investors and security holders are urged to read the definitive joint proxy statement/prospectus because it contains important information.  You may obtain a free copy of the definitive joint proxy statement/prospectus and other related documents filed with the SEC by the Company and Invitrogen at the SEC’s website at www.sec.gov.  The definitive joint proxy statement/prospectus and the other documents may also be obtained for free at the Company’s website at http://www.appliedbiosystems.com or at Invitrogen’s website at http://www.invitrogen.com.

The Company and Invitrogen and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in respect of the transactions contemplated in connection with the proposed merger.  You can find information about the Company’s executive officers and directors in the definitive joint proxy statement/prospectus.  You can find information about Invitrogen’s executive officers and directors in the definitive joint proxy statement/prospectus and in Invitrogen’s definitive proxy statement filed with the SEC on March 5, 2008.  You may obtain free copies of these documents from the Company or Invitrogen, as applicable, by using the contact information above.